UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 8, 2004

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	Not Applicable

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o ABG Financial & Management Services, Inc.
Parker House, Wildey Road
St. Michael, Barbados		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 246-228-7398

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        (a)            Senior Credit Facilities

                         On December 8, 2004 (the “Effective Date”), the registrant and two of its subsidiaries, Everest Reinsurance (Bermuda), Ltd. and Everest International Reinsurance, Ltd. (collectively, the “Borrowers”), entered into $750,000,000 Senior Credit Facilities (the “Facilities”) consisting of a $250,000,000 three year unsecured senior credit facility for revolving loans and standby letters of credit and a $500,000,000 three year secured letter of credit facility with Wachovia Bank, N.A., as Administrative Agent, and a syndicate of lenders including Wachovia Bank., N.A., Barclays Bank PLC, Citibank, N.A., Deutsche Bank AG, The Royal Bank of Scotland PLC, HSBC Bank USA, N.A., ING Bank N.V., The Bank of New York, and Bank of America, N.A. (collectively, the “Lenders”). These Facilities are available for the Borrowers’ general corporate purposes including security to their reinsurance clients.

                         Under the Facilities, the Borrowers may borrow, from time to time and on a revolving credit basis, up to $250,000,000 for general corporate purposes and standby letters of credit. The Facilities also permit the Borrowers to request secured letters of credit in an aggregate amount not to exceed $500,000,000.

                         Amounts borrowed under the Facilities and issued unsecured letters of credit will bear interest at a rate selected by the Borrowers equal to either the Base Rate or LIBOR plus a margin. Base Rate loans will bear interest at the greater of Wachovia Bank’s Prime Rate or the overnight Federal Funds rate plus 0.50%. LIBOR Rate loans will bear interest at LIBOR plus 42.5 basis points (“margin”), which margin varies based on the registrant’s senior unsecured debt rating. Issued secured letters of credit incur an annual fee of 0.30%. Customary administrative fees are also applicable. The Facilities contain representations, warranties and covenants customary for bank loan facilities of this nature. Among other covenants, the Facilities require the registrant to maintain a consolidated debt to capital ratio of not greater than 0.35 to 1.0 and to maintain a consolidated net worth of $2.373 billion (base at December 31, 2003) plus 25% of future aggregate net income and 50% of any increase due to the issuance of ordinary and preferred shares throughout the fiscal year. The base amount will be reset on the last day of each fiscal year. There are no prepayment restrictions.

                         If an Event of Default occurs, then, to the extent permitted in the Facilities, the Lenders may terminate the commitments under the Facilities, accelerate the repayment of any outstanding loans under the Facilities and demand the deposit of cash collateral equal to the Lenders’ letter of credit exposure plus interest thereon under the Facilities.

                         Certain of the Lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to the registrant and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

                         On the Effective Date, $26.8 million in outstanding secured letters of credit were transferred into the Facilities.

                         A copy of the Credit Agreement providing for the Facilities is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

        (b)            Amendment of Employment Agreement

                         On December 8, 2004, the registrant amended the employment agreement with Mark S. de Saram, Managing Director and CEO of the registrant’s wholly owned subsidiary Everest Reinsurance (Bermuda), Ltd. A copy of that amendment is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
                        OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

                         The information included pursuant to Item 1.01(a) is incorporated herein by reference.

Item 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

10.1	Credit Agreement dated as of December 8, 2004 among Everest Re Group, Ltd., Everest Reinsurance (Bermuda), Ltd., Everest International Reinsurance, Ltd., certain Lenders party thereto and Wachovia Bank, N.A., as Administrative Agent.

	10.2	Amendment to Employment Agreement with Mark S. de Saram

SIGNATURES

                       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By: /s/ STEPHEN L. LIMAURO
Stephen L. Limauro
Executive Vice President and
Chief Financial Officer

Dated: December 14, 2004

EXHIBIT INDEX
Exhibit Number	Description of Document
10.1
Credit Agreement dated as of December 8, 2004 among Everest Re Group, Ltd., Everest Reinsurance (Bermuda), Ltd., Everest International Reinsurance, Ltd., certain Lenders party thereto and Wachovia Bank, N.A., as Administrative Agent
10.2	Amendment to Employment Agreement with Mark S. de Saram